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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                        SECURITIES EXCHANGE ACT OF 1934


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                 DATE OF EARLIEST EVENT REPORTED: JULY 21, 1997


                            MONTEREY RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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
           DELAWARE                                 1-12311                                    76-0511993
 (STATE OR OTHER JURISDICTION                (COMMISSION FILE NO.)                          (I.R.S. EMPLOYER
      OF INCORPORATION)                                                                   IDENTIFICATION NO.)
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                         5201 TRUXTUN AVENUE, SUITE 100
                         BAKERSFIELD, CALIFORNIA          93309
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (805) 322-3992

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Monterey Acquisition Corporation, a Delaware corporation wholly owned by Monterey Resources, a Delaware corporation (the "Company"), successfully completed a tender offer to purchase all the outstanding shares of common stock of McFarland Energy ("McFarland"), a Delaware corporation. As of 12:00 midnight EDT, on Monday, July 21, 1997, the deadline for tendering shares, an aggregate of 5,548,846 shares of common stock of McFarland were validly tendered. The tendered shares represent approximately 96.9% of the total outstanding shares of common stock of McFarland. Accordingly, the minimum share condition, which required that the tendered shares constitute not less than a majority of the shares of McFarland on a fully diluted basis, was satisfied.

As of 12:00 midnight EDT, on Monday, July 21, 1997, the tender offer expired and was terminated and the tendered shares were accepted by Monterey Acquisition Corporation for payment of $18.55 per share, net to the seller in cash, without interest thereon. Total consideration for the shares acquired in the tender offer was $102,931,093. Following the acceptance of the tendered shares, approximately 178,576 of the outstanding shares were owned by persons other than the Company and Monterey Acquisition Corporation.

The Company then effected a short-form merger of Monterey Acquisition Corporation with and into McFarland in accordance with Section 253 of the Delaware General Corporation Law. Pursuant to that short-form merger, shares not purchased in the tender offer were converted into the right to receive $18.55 in cash, without interest thereon. The short-form merger was completed on July 24, 1997. Holders of shares of common stock that were not tendered prior to the expiration of the tender offer were notified that the merger occurred and of their rights to exercise appraisal rights if such holders follow the procedures under Delaware law.

The Company funded the acquisition of McFarland with cash on hand and borrowings of $100 million under its $200 million credit facility with a group of banks lead by the Chase Manhattan Bank, N.A.

McFarland was principally engaged in the production of oil and natural gas and oil and gas development and exploration primarily in California. McFarland had operations located in the Midway-Sunset field in California where the Company also has significant production. The assets and operations acquired from McFarland will continue to be operated by Monterey substantially as they have been in the past.

ITEM 5.   OTHER EVENTS

Set forth below is the text of a press release that was jointly issued by the Company and Texaco, Inc. on August 18, 1997 relating to the execution by such parties of a definitive merger agreement relating to a business combination of the Company with Texaco.





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"Texaco, Inc. (NYSE: TX) and the Company announced today that they have signed an agreement to merge in a transaction valued at $1.4 billion. Texaco estimates that it will be able to add 385 million barrels of proved reserves to its U. S. asset base through this combination. Additional probable reserves also have been identified for future development.

Under the terms of the agreement, Texaco will exchange its common stock for all outstanding shares of Monterey, which will be valued at $21 per share. Texaco also will assume Monterey's existing debt of approximately $285 million. Monterey's Board of Directors has agreed to recommend the merger to its shareholders.

Monterey Resources, Inc. is an independent oil and gas producer, with primary holdings in the Midway-Sunset, Kern River, South Belridge and Coalinga fields in California's San Joaquin Valley.

When approved, the transaction will immediately increase Texaco's California production by 54,000 barrels per day, to 180,000 barrels per day, with the potential for additional increases in the next few years.

Commenting on the combination, Texaco Chairman and Chief Executive Officer Peter I. Bejur said, "Gaining Monterey's valuable reserves and talented employees will further enhance Texaco's leadership position in the area of enhanced oil recovery and give us a clear competitive advantage in a region in which we already have significant production and reserves. The combination will enable us to capitalize on our heavy oil expertise to maximize the potential of these fields. It will have a significant positive benefit for the shareholders and employees of both companies."

Monterey Chairman and Chief Executive Officer R. Graham Whaling said, "This strategic merger of Monterey Resources into Texaco will be a tremendous benefit to our shareholders and our employees. We look forward to molding our petroleum assets and our capable people into Texaco."

Claire S. Farley, Vice President of Texaco and President, North America Production, said of the transaction, "Texaco intends to increase proved reserves in these fields through expanded capital investment and application of enhanced oil recovery techniques. Texaco is recognized as having a core competency in finding and producing heavy oil and these new assets are well matched with our knowledge and expertise."

David B. Kilpatrick, President of Monterey Resources added, "Monterey's asset base is a natural complement to the assets of Texaco in California. The merger recognizes the value of our assets and the contributions of the employees that developed those assets into a strong and profitable company. As employees of Texaco, we will continue to manage those properties to further the growth of that fine company."

The merger, which is expected to be completed within 90 days, is subject to the approval of shareholders of Monterey and regulatory agencies."





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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         The financial statements and proforma financial information required pursuant to item 7 with respect to the acquisition of McFarland described in item 2 above will be filed by amendment hereto within the time required.


This filing contains projections and other forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. These projections and statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the company's periodic reports filed with the Securities and Exchange Commission.





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MONTEREY  RESOURCES, INC.




                                        By: /s/ TERRY L. ANDERSON
                                           ------------------------------------
                                           Terry L. Anderson
                                            Vice President, General Counsel and
                                            Secretary


Date: August 21, 1997





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